                                                                    EXHIBIT (M)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1997-2 Monthly Statement
                      Class A Certificate CUSIP #25466KBF5
                      Class B Certificate CUSIP #25466KBG3

Distribution Date: July 15, 1999               Month Ending:  June 30, 1999

Pursuant to the Series Supplement dated as of October 15, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1997-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1997-2                                     Total             Interest           Principal
         Class A      30 days at 6.792000000%        $5.660000000      $5.660000000        $0.000000000

         Class B      30 days at 5.387500000%        $4.489583333      $4.489583333        $0.000000000

2.   Principal Receivables at the end of June, 1999
     ----------------------------------------------
 (a) Aggregate Investor Interest                        $20,298,543,000.00

     Seller Interest                                     $5,867,250,931.38

     Total Master Trust                                 $26,165,793,931.38

 (b) Group One Investor Interest                        $17,748,543,000.00

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1997-2 Investor Interest                       $526,316,000.00

 (e) Class A Investor Interest                             $500,000,000.00

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During June, 1999
     -----------------------------------------------------

                                                     Finance Charge          Principal       Yield Collections /
                                                      Collections           Collections      Additional Funds

 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                    $333,272,427.47      $3,226,752,308.42            $0.00

     Seller Allocation                                 $80,626,213.56        $780,625,096.31            $0.00

 (b) Group One Allocation                             $293,029,062.61      $2,837,115,003.36            $0.00

 (c) Group Two Allocation                              $40,243,364.86        $389,637,305.06            $0.00

 (d) Series 1997-2 Allocations                          $8,306,117.93         $80,420,049.76            $0.00

 (e) Class A Allocations                                $7,890,977.59         $76,400,650.22            $0.00

     Class B Allocations                                  $415,140.34          $4,019,399.54            $0.00

 (f) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 1999                                                      15.05%

 (g) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 1999                                                       1.55%

 (h) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 1999                                                      16.61%



4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                  Deposits into the    Deficit Amount
                  SPFAs on this           on this           SPFA       Investment
                  Distribution Date    Distribution Date    Balance     Income
     Series 1997-2           $0.00               0.00            $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                             Total Payments
              Amount Paid            PSA Index        Monthly           Deficit Amount        through this
            this Distribution Date   Rate*       Amortization Rate*  this Distribution Date  Distribution Date
     Class A         $0.00                 N/A            N/A                         $0.00              $0.00

     Class B         $0.00                 N/A            N/A                         $0.00              $0.00

     *Rates are only applicable during the Class A Controlled Liquidation Period.

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date  SIFA Balance
     Series 1997-2                                $2,948,147.88              $0.00

7.   Pool Factors for June, 1999
     ---------------------------
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                  Cumulative Investor
                                          This Distribution Date  Charged-Off Amount
 (a) Group One                                  $110,686,667.02              $0.00

 (b) Group Two                                   $15,201,235.98              $0.00

 (c) Series 1997-2                                $3,137,492.58              $0.00

 (d) Class A                                      $2,980,680.49              $0.00

     Class B                                        $156,812.09              $0.00

 (e) As an annualized percentage of
     Principal Receivables at the
     beginning of June, 1999                               7.15%               N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1997-2                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1997-2                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                             Per $1,000 of original
                                                 Total         invested Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1997-2                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                            $30,946,219.44

 (b) Group Two                                             $4,250,000.00

 (c) Series 1997-2                                           $877,193.33

 (d) Class A                                                 $833,333.33

     Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                             As a percentage of
                                              Total        Class A Invested Amount
     Series 1997-2 Class B                $47,368,440.00         9.4737%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount    Class B Amount
 (a) Maximum Amount                                $0.00     $21,052,640.00

 (b) Available Amount                              $0.00     $21,052,640.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00              $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                         $16,080.34

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of June, 1999      $26,578,758,325.71

                         Delinquent Amount          Percentage of Ending
     Payment Status      Ending Balance            Receivables Outstanding
     30-59 days             $656,129,714.69                   2.47%

     60-179 days          $1,051,344,989.81                   3.96%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
 (a) Group One (2)                                            4.30%

 (b) Group Two (2)                                            4.72%

 (c) Series 1997-2 (3)                                        3.03%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of June, 1999               6.29%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

-------------------------------------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1997-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of October 15, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-2 Master Trust Certificates for the Distribution Date occurring on July 15, 1999:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during June, 1999
     is equal to                                                                                               $4,421,276,045.69

 4.  The aggregate amount of Class A Principal Collections processed during
     June, 1999 is equal to                                                                                       $76,400,650.22

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during June, 1999 is equal to                                                                                 $7,890,977.59

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during June, 1999 is equal to                                                                $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                  $2,830,000.00

 9.  The aggregate amount of Class B Principal Collections processed during
     June, 1999 is equal to                                                                                        $4,019,399.54

10.  The aggregate amount of Class B Finance Charge Collections processed
     during June, 1999 is equal to                                                                                   $415,140.34

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during June, 1999 is equal to                                                                $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                    $118,147.88

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1999.

                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer